Interim financial statements
as of September 30, 2017

LOVOO GmbH, Dresden

LOVOO GmbH
Interim financial statements	September 30, 2017

LOVOO GmbH
Statements of financial position	September 30, 2017

LOVOO GmbH
Statements of financial position

	Note	September 30, 2017	December 31, 2016
		EURk	EURk
Assets

Non-current assets
Intangible assets		808	658
Property, plant and equipment		1,320	1,890
Other financial assets	3.1	162	8,336
Deferred tax assets		826	1,484
		3,116	12,368
Current assets
Trade and other receivables		3,862	2,132
Other financial assets		5,603	1,270
Other non-financial assets		71	99
Cash and cash equivalents		10,260	7,052
		19,796	10,553

		22,912	22,921

Equity and liabilities

Equity
Subscribed capital		25	25
Accumulated retained losses/earnings		-3,276	837
Profit or loss for the period		2,163	-4,113
		-1,088	-3,251
Non-current liabilities
Provisions		457	486
Loans	3.2	0	19,954
Other financial liabilities		209	359
		666	20,799
Current liabilities
Provisions	3.3	193	551
Loans	3.2	16,973	0
Trade and other payables		1,962	1,828
Advance payments received on account of orders		486	781
Tax liabilities		262	0
Other financial liabilities	3.4	1,766	750
Other non-financial liabilities		1,692	1,463
		23,334	5,373

		22,912	22,921

LOVOO GmbH
Statements of comprehensive income/loss	September 30, 2017

LOVOO GmbH
Statements of comprehensive income/loss

		Period from January 1 to September 30,	Period from January 1 to September 30,
	Note	2017	2016
		EURk	EURk

Net sales		22,805	23,720
Cost of sales		-6,992	-6,590
Gross profit		15,813	17,130

Other income		80	65
Selling and marketing expenses	4	-6,895	-12,970
General and administrative expenses	4	-1,799	-3,360
Product development expenses	4	-2,837	-4,336
Other expenses		-23	-203
Operating profit or loss		4,339	-3,674

Finance income		434	487
Finance expenses		-1,669	-785
Profit or loss before income taxes		3,104	-3,972

Income taxes	4	-941	1,185
Profit or loss for the period		2,163	-2,787

Other comprehensive income		0	0
Total comprehensive income/loss		2,163	-2,787

LOVOO GmbH
Statements of changes in equity	September 30, 2017

LOVOO GmbH
Statements of changes in equity

	Subscribed capital	Accumulated retained losses/earnings	Total equity

	EURk	EURk	EURk

December 31, 2016	25	-3,276	-3,251

Profit or loss for the period	0	2,163	2,163
September 30, 2017	25	-1,113	-1,088

	Subscribed capital	Accumulated retained losses/earnings	Total equity
	EURk	EURk	EURk

December 31, 2015	25	837	862

Profit or loss for the period	0	-2,787	-2,787
September 30, 2016	25	-1,950	-1,925

LOVOO GmbH
Statements of cash flows	September 30, 2017

LOVOO GmbH
Statements of cash flows

	Note	Period from January 1 to September 30,	Period from January 1 to September 30,
		2017	2016
		EURk	EURk

Profit or loss		2,163	-2,787
Adjustments for:
Finance income		-434	-487
Finance expenses		1,669	785
Income taxes		941	-1,045
Depreciation, amortization and impairments		710	427
Impairment and write offs of current assets		29	0
Results from disposal of fixed assets		-28	-2
Changes due to foreign currency changes		77	56
Changes in provisions		-136	560
Changes in trade and other receivables		-1,760	764
Changes in trade and other payables		-160	24
Changes in other financial assets and liabilities		1,108	-1,066
Changes in other assets and liabilities		107	-85
Income taxes paid		-20	-136
Interest received		333	2
Interest paid		-1,651	-947
Cash flow from operating activities		2,948	-3,937

Proceeds from loans given to related parties	3.1	600	0
Proceeds from repayment of escrow account	3.1	3,000	0
Purchases of intangible assets and property, plant, equipment		-299	-498
Proceeds from disposals of intangible assets and property, plant, equipment		36	2
Cash flow from investing activities		3,337	-496

Repayments of interest-bearing loans and borrowings received	3.2	-3,000	0
Cash flow from financing activities		-3,000	0

Cash flow-related changes in cash and cash equivalents		3,285	-4,433

Changes in cash and cash equivalents due to exchange rates		-77	-56

Cash and cash equivalents at the beginning of the year		7,052	26,311
Cash and cash equivalents at the end of the period		10,260	21,822

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

Selected explanatory notes to the interim financial statements

1.	General information

LOVOO GmbH (“LOVOO” or the “company”) was incorporated under the laws of Germany on April 19, 2012, is registered in the commercial register of Dresden under HRB 31175 and has its headquarters in Dresden.

The stand-alone interim financial statements of LOVOO as of and for the nine months ended September 30, 2017 comply with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and have been prepared in condensed form in accordance with IAS 34 “Interim Financial Reporting” and other International Financial Reporting Standards as they are to be applied for interim financial statements.

LOVOO’s interim financial statements as of September 30, 2017 do not include all of the information and disclosures required for annual financial statements and must therefore be read in conjunction with the stand alone financial statements as of and for the years ended December 31, 2016 and 2015, respectively.

The financial statements have been prepared by accounting for assets and liabilities at amortized cost. Excluded from this are certain financial instruments that are measured at fair value. The statement of profit or loss was prepared using the function of expense method. Assets and liabilities are classified based on their maturities.

The financial statements are presented in Euro (“EUR”). Due to rounding, it is possible that figures may not add up to the total stated.

These interim financial statements were authorized for issue by the LOVOO’s management board on December 20, 2017.

2.    Accounting and valuation methods

The accounting and valuation principles applied for preparing the interim financial statements correspond to those used while preparing the annual financial statements as of December 31, 2016.

2.1.	Estimates and assumptions

In preparing these interim financial statements, LOVOO’s management has made judgements, estimates and assumptions that affect the application of the company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. The significant judgements made by management in applying the company’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the financial statements as of December 31, 2016.

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

2.2.	New accounting standards

The following new and amended standards were effective for annual periods beginning on or after January 1, 2017 and have been applied in preparing these interim financial statements.

Standard	Effective Date

• Amendments to IAS 12: Recognition of Deferred Tax Assets for Unrealised Losses	January 1, 2017
• Amendments to IAS 7: Disclosure Initiative	January 1, 2017

These amendment to standards had no significant effect on the interim financial statements of LOVOO.

The following new standards, amendments to standards and interpretations are effective and will be applied in annual periods beginning after 1 January 2017. Management highlights that the company may not be required to prepare and publish IFRS compliant financial statements for those periods.

Standard or interpretation	Effective Date

• IFRS 9 “Financial Instruments”	January 1, 2018
• IFRS 15 “Revenue from Contracts with Customers”	January 1, 2018
• IFRS 16 “Leases”	January 1, 2019

IFRS 9 “Financial Instruments” was finally published in July 2014, its key features are as follows:

•	standardized approach for classification and measurement of financial assets and liabilities which is primarily based on the company’s business model and the cash flows of the financial instruments,

•	new impairment model which demands the recording of expected losses in addition to incurred losses,

•	new guidelines for the use of hedge accounting, aiming at better illustration of the respective risk management activities of the company and the monitoring of non-financial risks.

Application of IFRS 9 is mandatory for fiscal years beginning on or after January 1, 2018. LOVOO will apply this standard as of January 1, 2018 for the first time, should LOVOO be required to prepare and publish IFRS financial statements for that period. Significant changes in the presentation and recognition of the company’s financial instruments are not expected.

IFRS 15 “Revenues from Contracts with Customers” was published in May 2014, including the following new regulations:

•	revenue recognition, when the customer obtains control over the agreed goods and services and can derive benefits from these,

•	revenue recognition in the amount of the consideration that the company will presumably receive,

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

•
five step process to determine the volume of sales and the time or the period of implementation (identification of the customer contract, identification of the individual performance obligations, determination of the transaction price, allocation of the transaction price to the separate contractual obligations, realization of revenue when individual contractual obligations are fulfilled,

•	requirements for future qualitative and quantitative disclosures.

The new revenue standard will have an effect on the financial statements of many companies, especially those with multiple element arrangement. The total expected compensation from a contract with multiple performance obligations would be allocated to all performance obligations based on their stand-alone selling prices. Such arrangements are uncommon in LOVOO’s business model therefore management does not expect material impacts on the amount and timing of revenue recognized in its financial statements. IFRS 15 also governs revenue related issues such as the recognition of costs to obtain a contract. Incremental costs of obtaining a contract will be capitalized and amortized over the contract term. The group incurs significant incremental marketing costs, but the majority of contracts have a term of one year or less. LOVOO’s management does not expect material impacts from the capitalization of costs of obtaining the contract in its financial statements.

Application IFRS 15 is to be applied to fiscal years starting on or after January 1, 2018. LOVOO will apply this standard as of January 1, 2018 for the first time, should LOVOO be required to prepare and publish IFRS financial statements for that period. Expanded notes disclosures from the application of IFRS 15 are expected.

IFRS 16 “Leasing” was published in January 2016, its key features are as follows:

•	leasing contract exists if the fulfilment of the contract depends on the use of identifiable asset and the customer simultaneously acquires control of this asset,

•
lessees are required to account for all leasing contracts in the form of a right of use, to be depreciated in a linear manner, and a corresponding leasing liability, to be updated using the effective interest method,

•	exceptions for contracts with a total term of maximum 12 months or so-called low-value assets (below USD 5,000.00).

IFRS 16 is mandatory for fiscal years starting on or after January 1, 2019. LOVOO will apply this standard as of January 1, 2019 for the first time, should LOVOO be required to prepare and publish IFRS financial statements for that period. Significant effects are expected with regards to the accounting and measurement of rental and leasing items currently classified as operating leases. The future minimum lease payments from operating leases. At the present time LOVOO cannot provide any conclusive and complete information on the effects of the new standard on its financial reporting.

2.3.	Seasonality of operations

LOVOO´s business does not underlie a certain degree of seasonality. Revenues and operating profits are usually stable over all months but have increased in the nine months ended September 30, 2017 due to a favorable business environment. This information is provided to allow for a better understanding of the results, and accordingly, management has concluded that this is not ’highly seasonal’ in accordance with IAS 34.

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

3.    Selected notes to the statement of financial position

3.1.	Other financial assets

The receivable due from shareholders pertaining to a loan in the amount of EURk 3,800 granted on December 8, 2016 was included in the non-current financial assets as of December 31, 2016. As of September 30, 2017 the loan receivable and accrued interest totalling to EURk 3,914 are presented as current financial assets due to agreement between Bawogo Ventures GmbH & Co KG and TMG Holding Germany GmbH relating to the acquisition of 100% of the shares of LOVOO. The agreement was signed and executed in September 2017, resulting in a contractually agreed early settlement of all loans in October 2017.

The Escrow receivable of EURk 3,000 relating to the loan from Larmant LLC was repaid in September 2017 (refer to note 3.2).

In 2017 a partial repayment of EURk 600 was received on the receivables due from related parties, the remaining loan balance as well as accrued interest up to September 30, 2017 amount to EURk 845 and are included in current financial assets due to the contractually agreed early settlement in October 2017 as described above.

3.2.	Loans

Current loans as of September 30, 2017 as well as of December 31, 2016 (non-current) pertain to the loan granted by Larmant LLC.

The loan had an original maturity date set at December 8, 2018, however at the end of September 2017, a partial repayment of EURk 3,000 was made by terminating the existing escrow agreement between LOVOO and Larmant LLC and transferring the amount to the escrow account (refer to note 2.1).

The movements of the loan in in the nine months ended September 30, 2017 can be summarized as follows:

EURk

Carrying amount as of December 31, 2016	19,954

Repayments 2017	-3,000
Effective interest 2017	1,682
Interest payments 2017	-1,663
Carrying amount as of September 30, 2017	16,973

The remaining balance as well as accrued interest as of September 30, 2017 are presented as current loans due to the contractually agreed early settlement of the loan in October 2017 as described above.

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

3.3.	Current provisions

From the total estimated restructuring cost of EURk 895, EURk 449 were used as of December 31, 2016, resulting in a remaining provision for restructuring cost of EURk 446. As of September 30, 2017 EURk 313 were used, resulting in a remaining provision of EURk 133.

3.4.	Current financial liabilities

Up to September 30, 2017 LOVOO had granted its employees 295.5 virtual stock options under the Employee Stock Ownership Plan (ESOP) implemented in 2013. The shareholder and the management board of Lovoo modified the conditions of the ESOP plan marginal with a resolution on the 17th February 2017. The beneficiary stayed identical and the economic conditions of plan didn´t change. In September 2017, the plan was further modified to allow for an accelerated vesting. The total liability to employees from these options to be included in the current financial liabilities and adjusted for the modification in September 2017 as of September 30, 2017 amounts to EURk 665 and was calculated based on the net proceeds divided by the nominal capital, multiplied by the number of the beneficiaries vested shares and multiplied by the percentage of the nominal capital sold.

In the period from January 1 to September 30, 2017 the total personnel expenses relating to the ESOP amounted to EURk 414 compared to EURk 28 for the comparative period.

Movements in the number of share options outstanding are as follows:

	January 1 to September 30, 2017	January 1 – December 31, 2016	January 1 to September 30, 2016

Outstanding options at the beginning of the period	285	295	295
Granted during the year	40.5	59	59
Deleted during the year	30	69	25
Outstanding options at the end of the period	295.5	285	329

As of December 31, 2016 285 virtual stock options were granted, the obligation was measured at EURk 251 and included in non-current provisions.

As of September 30, 2016 329 virtual stock options were granted, the obligation was measured at EURk 225 and included in non-current provisions. In general the same approach was used to measure the fair value of the options granted as of September 30, 2016 like as at year end 2015 and 2016. However for the determination of the underlying company value an interpolated value was applied based on the fair values of the company as of December 31, 2016 und December 31, 2015 due to the high fluctuation of the base interest rate.

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

4.    Selected notes to the statements of comprehensive income/loss

LOVOO’s business decision made in the middle of the fiscal year 2016 to restructure the company and focus on core markets in order to reducing overhead cost is reflected in the statements of comprehensive income/loss for the period from January 1 to September 30, 2017 and 2016. The selling and marketing expenses, the general and administrative expenses as well as the product development expenses for the period from January 1 to September 30, 2017 amounted to EURk 11,530 compared to EURk 20,665 for the comparative period of the prior year.

Income tax expense is recognized based on management’s estimate of the weighted average effective annual income tax rate expected for the full financial year 2017. The estimated average annual tax rate used for the nine months ended September 30, 2017 is 21.77%, compared to 31.28% for the nine months ended September 30, 2016.

5.    Selected notes to the statements of cash flows

In the period from January 1 to September 30, 2017 LOVOO generated a net cash inflow from operating activities amounting to EURk 2,948 compared to a net cash outflow of EURk 3,937 for the comparative period of the prior year.

The net cash inflow from investing activities of EURk 3,337 (comparative period: EURk -496) was driven by the further investment in software and other equipment and the net cash inflow of EURk 3,000 from the repayment of the escrow account and of EURk 600 from partial repayments of loans from related parties.

As a result, cash and cash equivalents increased by EURk 3,208, resulting in a cash and cash equivalents balance as of September 30, 2017 of EURk 10,260 (December 31, 2016: EURk 7,052).

6.    Other selected notes

6.1.	Further information on financial instruments

The carrying amounts and their respective fair values are stated below:

	September 30, 2017		December 31, 2016
	Carrying amount	Fair value	Carrying amount	Fair value
	EURk	EURk	EURk	EURk

Assets
Trade receivables	3,862	3,862	2,132	2,132
Other financial assets	5,603	5,603	8,336	8,336
Cash and cash equivalents	10,260	10,260	7,052	7,052

Liabilities
Loans	16,973	16,973	19,954	19,954
Trade and other payables	1,962	1,962	1,828	1,828
Other financial liabilities	1,766	1,766	750	750

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

As of September 30, 2017 LOVOO held the extension option of the shareholder loan at fair value through profit or loss. The extension component has been valued using a binominal option price model, with share volatility and share price and time to maturity being significant input factors, and as such is classified as a Level 3. Net gains on LOVOO’s financial assets and liabilities at fair value through profit or loss included in finance income amounted to EURk 0 in the reporting period and EURk 485 in the comparative period of the prior year due to the decrease of the fair value of the conversion option liability relating to the convertible bond issued in 2015 (September 30, 2016: EURk 1,315, December 31, 2015: EURk 1,800), the positive effect was recognized in the statement of profit or loss.

Total interest income on LOVOO’s loan’s and receivables amounted to EURk 434 in the period from January 1 to September 30, 2017 (prior period: EURk 487), total finance expenses on financial liabilities measured at amortized cost and other financial liabilities were EURk 1,669 (prior period: EURk 785).

6.2.	Information on related parties

Except for the loans given to related parties there were no material contractual changes to the transactions with related parties during the period from January 1 to September 30, 2017 compared to the financial statements as of December 31, 2016. In 2017 a partial repayment of EURk 600 was received on the loan receivables due from related parties.
Björn Bak and Alexander Friede were released from their duties as managing directors and left the company on June 15, 2017. Florian Braunschweig was appointed as managing director on June 15, 2017.

Key management compensation

Key management includes LOVOO’s managing directors Benjamin Bak, Björn Bak, Alexander Friede and Florian Braunschweig. Benjamin and Björn Bak and Florian Braunschweig did not receive any directly paid remuneration. However, all three received short term payments through a related party in an amount of EURk 215 from January 1 to September 30, 2017 (prior period: EURk 184). The remuneration (short term payments) paid to Alexander Friede is made up of contractual salary and amounted to EURk 87 in the period from January 1 to September 30, 2017 (prior period: EURk 87).

The management received no post-employment benefits, other long-term benefits, terminations benefits or share-based payments.

Related party transactions

LOVOO had transactions with related parties in the reporting period in the ordinary course of business.

These transactions gave rise to liabilities of EURk 61 as of September 30, 2017 (December 31, 2016: EURk 80). Trade and other receivables amount to EURk 52 as of September 30, 2017 (December 31, 2016: EURk 58). The loans granted to LOVOO’s shareholders as well as other related parties amounted to EURk 4,759 as of September 30, 2017 including accrued interest (December 31, 2016: EURk 5,220 and EURk 39 accrued interest), refer to note 3.1 for more details.

LOVOO GmbH
Selected explanatory notes to the interim financial statements	September 30, 2017

Service income amounted to EURk 12 in the reporting period compared to EURk 19 in the comparative period of the prior year, interest income from related parties amounted to EURk 432 in the reporting period, the cost of services received amounted to EURk 567 (prior period: EURk 795).

6.3.	Subsequent events

On October 18, 2017 100% of the shares of LOVOO were sold from Bawogo Ventures GmbH & Co KG to TMG Holding Germany GmbH for a total sum of USDk 70,000, thereof USDk 65,000 in cash and USDk 5,000 as a contingent earn-out component.

A capital increase of EURk 6,673 was resolved and executed on October 18, 2017.

All outstanding loans granted by LOVOO to related parties and amounting to EURk 5,260 as of October 18, 2017 were paid back on October 18, 2017.

On October 18, 2017 LOVOO paid back the remaining loan of EURk 17,000 to Larmant LLC and is therefore free of loans.

The virtual share options amounting to EURk 665 were paid out to the employees at the end of October 2017.

The managing director Benjamin Bak was released from its duties as managing director and left the company on October 18, 2017. He will be an advisor for LOVOO for at least the next 6 months.

Florian Braunschweig is the sole managing director since October 18, 2017.